UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 21, 2017

YEXT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38056	20-8059722
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Madison Ave, 5th Floor

New York, NY 10010

(Address of principal executive offices, including zip code)

(212) 994-3900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Named Executive Officer Compensation

On December 21, 2017, the Compensation Committee of the Board of Directors of Yext, Inc. (the “Company”), approved the grant of options to purchase 1,000,000 shares of the Company’s common stock to Steven Cakebread, the Company’s Chief Financial Officer.   The stock options have an exercise price equal to $12.47 per share, which was the closing price of the Company’s common stock as reported by the New York Stock Exchange on the date of grant.  50,000 shares subject to the option will vest on March 20, 2018 and then quarterly thereafter on each June 20, September 20, December 20 and March 20 thereafter, in each case subject to Mr. Cakebread’s continued service on each such date, until the grant is fully vested on December 20, 2022.  The grant is made pursuant to the Company’s 2016 Equity Incentive Plan (“Plan”) and will be subject to all provisions of the applicable award agreements under which it is granted and the Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YEXT, INC.

By:	/s/ Ho Shin
Ho Shin
EVP & General Counsel

Date:  December 22, 2017